EXHIBIT 4.1

                     FIRST MODIFICATION TO CREDIT AGREEMENT


          This First Modification to Credit Agreement (this "Agreement") is made effective as of the 1st day of March, 2000, by and among BACOU USA, INC., a Delaware corporation ("Borrower"), UVEX SAFETY MANUFACTURING, INC., a Delaware corporation ("Uvex"; together with the Borrower, hereinafter collectively referred to as "Obligors"; and each of the Obligors is sometimes individually referred to as an "Obligor"), FLEET NATIONAL BANK, f/k/a BANKBOSTON, N.A., a national banking association organized and existing under the laws of the United States of America, having an office at 75 State Street in Boston, Massachusetts ("Fleet"), KEYBANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America having an office at One Canal Plaza, Portland, Maine ("KeyBank"), and Fleet, as agent ("Agent") for itself and KeyBank (Fleet and KeyBank being hereinafter collectively referred to as the "Banks"), in the following circumstances:

          A. The Banks have made certain loans to Borrower on a revolving credit basis in the maximum aggregate principal amount of $36,000,000 (collectively, the "Loans"). The Loans are governed, in part, by the Credit Agreement dated as of August 24, 1999 by and among Obligors, Fleet, KeyBank, and Agent (the "Credit Agreement"), and are evidenced by (i) a Revolving Credit Note dated August 24, 1999 made by Borrower in favor of Fleet in the original principal amount of $22,364,000, and (ii) a Revolving Credit Note dated August 24, 1999 made by Borrower in favor of KeyBank in the original principal amount of $13,636,000, (collectively, the "Notes"; the Credit Agreement, the Notes and all documents executed in connection therewith are sometimes hereinafter collectively referred to as the "Loan Documents").

          B. The Wilkes County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") has agreed with Schas Industries, LLC ("Schas"), a subsidiary of Borrower, to reissue its $5,590,000 1997 Industrial Development Revenue Bonds, Series A (Schas Industries, LLC Project) (the "Bonds") pursuant to a certain Master Indenture dated as of December 1, 1997 by and between the Issuer and The Bank of New York, as Trustee (the "Trustee"), as amended by the First Supplement to Master Indenture dated as of March 1, 2000 by and between the Issuer and the Trustee (as amended, the "Master Indenture"), and a certain Series Supplemental Indenture dated as of December 1, 1997 by and between the Issuer and the Trustee, as amended by the First Supplement to Series Supplemental Indenture dated as of March 1, 2000 by and between the Issuer and the Trustee (as amended, the "Series Supplemental Indenture"; together with the Master Indenture, hereinafter collectively referred to as the "Indenture Documents").

          C. In connection with the reissuance of the Bonds, the Borrower has requested that the Agent issue its irrevocable, transferable, direct-pay letter of credit in favor of the Trustee for the account of Schas, in the amount of $5,681,900 (the "Schas Letter of Credit"), pursuant to the terms of a Reimbursement Agreement dated as of March 1, 2000, between Borrower, Schas and Agent (the "Schas Reimbursement Agreement").

          D. Agent has agreed to issue the Schas Letter of Credit, but only if the Credit Agreement is modified upon the terms and conditions set forth herein. Any capitalized terms used but not defined herein shall be given the same meaning given to such terms as set forth in the Credit Agreement.

          NOW, THEREFORE, in consideration of Agent's and Banks' agreements set forth herein and in further consideration of Obligors' agreements to perform all of their obligations set forth herein and in the Loan Documents, the parties hereby agree as follows:

          1. The Credit Agreement is hereby amended, from and after the effective date hereof, as follows:

          1.1 Schedule  5.19 of the Credit  Agreement  is hereby  deleted in its
entirety,   and  Schedule  5.19  attached  hereto  and  incorporated  herein  is substituted therefor and inserted in place thereof.

          1.2 Schedule 7.1.3 of the Credit Agreement is hereby deleted in its entirety, and Schedule 7.1.3 attached hereto and incorporated herein is substituted therefor and inserted in place thereof.

          1.3 Section 10.1 of the Credit Agreement is hereby amended to add "or" at the end of Section 10.1.11 and to add the following new Section 10.1.12 immediately following Section 10.1.11:

          "10.1.12 an event of default occurs under any Reimbursement Agreement and such event of default continues uncured beyond the expiration of any applicable grace or notice period;"

          1.4 The definition of Letter of Credit set forth in Section 1.1 is hereby deleted and the following is substituted therefor and inserted in place thereof:

          "Letter of Credit. The irrevocable, transferable, direct-pay letter of credit in the amount of $5,681,900 issued by Agent for the account of Schas pursuant to the terms of the Reimbursement Agreement dated as of March 1, 2000, by and among Borrower, Schas and Agent, or a commercial standby or trade letter of credit issued by the Agent or any of the Banks for the account of the Borrower or any of its Subsidiaries."

          1.5 The definition of Reimbursement Agreement set forth in Section 1.1 is hereby deleted and the following is substituted therefor and inserted in place thereof:

          "Reimbursement Agreement. The Reimbursement Agreement dated as of March 1, 2000, by and among Borrower, Schas and Agent, or any other reimbursement agreement between Borrower and Agent (and/or Agent and the Banks) providing for the reimbursement of any Draws honored under a Letter of Credit."

          1.6 The definition of Loan Documents set forth in Section 1.1 is hereby deleted and the following is substituted therefor and inserted in place thereof:

          "Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Documents and all other instruments related to the Loans or the Bond executed in connection therewith."

          1.7 The following new definitions shall be added to Section 1.1:

          "Schas. Schas Industries, LLC, a Delaware limited liability company."

          2. On and after the date hereof, all references to the Credit Agreement, whether made in this Agreement, the Loan Documents, the Schas Reimbursement Agreement or however or whenever made, shall be deemed to refer to the Credit Agreement as amended by this Agreement. ALL OF THE PROVISIONS OF THE CREDIT AGREEMENT, AS AMENDED HEREBY, REMAIN IN FULL FORCE AND EFFECT.

          3. By its execution of this Agreement, each of the Banks (i) consent to the issuance of the Schas Letter of Credit by Agent and agree that each of the Banks shall participate in any Draws under the Schas Letter of Credit in accordance with its respective Commitment Percentage for Loans, (ii) approve the form and substance of the Schas Reimbursement Agreement as required by Section
2.1 of the Credit  Agreement,  and (iii)  agree that the annual fee set forth in
Section 2.04(a) of the Schas Reimbursement Agreement shall be allocated prorata among the Banks in accordance with their respective Commitment Percentage for Loans and that all other fees paid by Borrower as set forth in said Section 2.04 shall be allocated to and earned solely by the Agent.

          4. All demands, notices, and communications hereunder shall be in writing and shall be deemed to have been duly given when mailed by United States certified mail, return receipt requested, postage prepaid to the parties at the addresses set forth in the Credit Agreement.

          5. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. This Agreement shall be construed and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Rhode Island. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by Obligors to a third party without the consent of all parties to this Agreement.

          6. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. No term or provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom such waiver is sought to be enforced.

          7. IN THE EVENT THAT AGENT BRINGS ANY ACTION OR PROCEEDING IN CONNECTION HEREWITH IN ANY COURT OF RECORD OF THE STATE OF RHODE ISLAND OR THE UNITED STATES IN SUCH STATE, EACH OBLIGOR HEREBY IRREVOCABLY CONSENTS TO AND CONFERS PERSONAL JURISDICTION OF SUCH COURT OVER SUCH OBLIGOR BY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE UPON SUCH OBLIGOR BY MAILING A COPY OF SUCH SUMMONS, COMPLAINT OR OTHER PROCESS BY UNITED STATES CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO SUCH OBLIGOR AT THE ADDRESS REFERENCED ABOVE. EACH OBLIGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. EACH OBLIGOR AND AGENT EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE CREDIT AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY SUCH OBLIGOR AND AGENT, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY SUCH OBLIGOR. EXCEPT AS PROHIBITED BY LAW, EACH OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OBLIGOR (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF AGENT OR BANKS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT THE AGENT AND BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.



                         [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, Obligors, Banks and Agent have executed this Agreement by their authorized representatives as of the date first above written.

Witnessed by:                                 BACOU USA, INC.



                                              By:/s/ Philip B. Barr
----------------------------                     -------------------------------
                                                     Philip  B. Barr
                                                     President and Chief
                                                       Executive Officer


                                              UVEX SAFETY MANUFACTURING, INC.



                                              By:/s/ Philip B. Barr
----------------------------                     -------------------------------
                                                     Philip B. Barr
                                                     Chairman


                                              FLEET NATIONAL BANK, as Agent



                                              By:/s/ Gary A. Pirri
----------------------------                     -------------------------------
                                                     Gary A. Pirri
                                                     Senior Vice President


                                              FLEET NATIONAL BANK



                                              By: /s/ Gary A. Pirri
----------------------------                      ------------------------------
                                                      Gary A. Pirri
                                                      Senior Vice President


                                              KEYBANK NATIONAL ASSOCIATION



                                              By: /s/ Stephen P. Lubelczyk
----------------------------                     -------------------------------
                                                  Name: Stephen P. Lubelczyk
                                                  Title: Senior Vice President

                                  Schedule 5.19

                        Existing Indebtedness of Obligors


1. The obligations of SCHAS Industries, LLC f/k/a Schas Circular Industries, Inc. in connection with The Wilkes County Industrial Facilities and Pollution Control Financing Authority 1997 Industrial Development Revenue Bonds, Series A (Schas Industries, LLC Project) evidenced by the $5,590,000 Promissory Note dated March 1, 2000 made by SCHAS Industries, LLC in favor of The Wilkes County Industrial Facilities and Pollution Control Financing Authority.

2. Irrevocable Letter of Credit dated December 22, 1997 issued by Marine Midland Bank in favor of The Bank of New York for the account of SCHAS Industries, Inc. f/k/a Schas Circular Industries, Inc. in an aggregate principal amount of $6,585,000. [to be replaced and terminated by Letter of Credit issued by Lender at closing of First Modification.]

3. Loans by BNP to Borrower on a revolving credit basis in the maximum aggregate principal amount of $110,000,000, evidenced by the Credit Line Agreement dated February 19, 1998.

4. Loans by BNP to Borrower on a revolving credit basis in the maximum aggregate principal amount of $50,000,000, evidenced by the Credit Line Agreement dated March 25, 1999.

                                 Schedule 7.1.3

                                 Permitted Debt


1. The obligations of SCHAS Industries, LLC f/k/a Schas Circular Industries, Inc. in connection with the Wilkes County Industrial Facilities and Pollution Control Financing Authority 1997 Industrial Development Revenue Bonds, Series A (Schas Industries, LLC Project) evidenced by the $5,590,000 Promissory Note dated March 1, 2000 made by SCHAS Industries, LLC in favor of Wilkes County Industrial Facilities and Pollution Control Financing Authority.

2. Irrevocable Letter of Credit dated December 22, 1997 issued by Marine Midland Bank in favor of The Bank of New York for the account of SCHAS Industries, Inc. f/k/a Schas Circular Industries, Inc. in an aggregate principal amount of $6,585,000. [to be replaced and terminated by Letter of Credit issued by Lender at closing of First Modification.]

3. Loans by BNP to Borrower on a revolving credit basis in the maximum aggregate principal amount of $110,000,000, evidenced by the Credit Line Agreement dated February 19, 1998.

4. Loans by BNP to Borrower on a revolving credit basis in the maximum aggregate principal amount of $50,000,000, evidenced by the Credit Line Agreement dated March 25, 1999.

                                                                     EXHIBIT 4.2


                                PLEDGE AGREEMENT

          This PLEDGE AGREEMENT ("this Agreement") is made as of the 1st day of March, 2000, by and between BACOU USA, INC., a Delaware corporation ("Bacou"), SCHAS INDUSTRIES, LLC, a Delaware limited liability company ("Schas"; together with Bacou hereinafter individually referred to as "Pledgor" and collectively referred to as "Pledgors") and FLEET NATIONAL BANK, a national banking association, organized and existing under the laws of the United States of America, having an office at 75 State Street in Boston, Massachusetts, as agent (the "Agent") for the benefit of the financial institutions which are or which become Banks under, and as described in, the Credit Agreement dated as of August 24, 1999 by and among Bacou, Uvex Safety Manufacturing, Inc., Fleet National Bank f/k/a BankBoston, N.A., Keybank National Association and Agent (the "Credit Agreement").

          PRELIMINARY STATEMENTS:

          A. Wilkes County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") has agreed with Schas to reissue its $5,590,000 1997 Industrial Development Revenue Bonds, Series A (Schas Industries, LLC Project) (the "Bonds") pursuant to a certain Master Indenture dated as of December 1, 1997 by and between the Issuer and The Bank of New York, as Trustee (the "Trustee"), as amended by the First Supplement to Master Indenture dated as of March 1, 2000 by and between the Issuer and the Trustee (as amended, the "Master Indenture"), and a certain Series Supplemental Indenture dated as of December 1, 1997 by and between the Issuer and the Trustee, as amended by the First Supplement to Series Supplemental Indenture dated as of March 1, 2000 by and between the Issuer and the Trustee (as amended, the "Series Supplemental Indenture"; together with the Master Indenture, hereinafter collectively referred to as the "Indenture Documents").

          B. The Agent has agreed to issue its irrevocable, transferable, direct-pay letter of credit (the "Letter of Credit") in favor of the Trustee, pursuant to the terms of a Reimbursement Agreement dated as of March 1, 2000, between Pledgors and Agent (the "Reimbursement Agreement"). Any capitalized terms used but not defined herein shall be given the same meaning given to such terms in the Reimbursement Agreement.

          C. In connection with the issuance of the Bonds, the Pledgors have agreed to enter into the Reimbursement Agreement in order to induce the Agent to issue the Letter of Credit thereunder, which Letter of Credit may be used, inter alia, to pay the Purchase Price of Bonds which are not successfully remarketed in the event that a Bondholder (as defined in the Indenture Documents) elects to tender any Bonds or in the event that such Bonds are subject to mandatory tender (any Bonds so purchased, the "Pledged Bonds").

          D. It is a condition precedent to the obligation of the Agent to issue its Letter of Credit that the Pledgors shall have entered into this Agreement with the Agent.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Agent to issue the Letter of Credit pursuant to the Reimbursement Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. PLEDGE. The Pledgors hereby pledge to the Agent, and grant to the Agent a security interest in, all of their respective title and interest in and to the Pledged Bonds and the certificates representing the Pledged Bonds, as the same may be from time to time delivered to the Trustee or the Remarketing Agent by the holder thereof, and any interest of the Pledgors in the entries on the books of any financial intermediary pertaining to the Pledged Bonds, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Bonds (the "Pledged Collateral").

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement and the pledge and security interest granted by the Pledgors to the Agent hereunder secures the payment and performance of all obligations of the Pledgors now or hereafter existing under the Reimbursement Agreement and/or the Related Documents, including, without limitation, with respect to any Letter of Credit Payments that have been made under the Reimbursement Agreement and Letter of Credit, whether such obligations are for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgors now or hereafter existing under this Agreement (all such obligations of the Pledgors being, collectively, the "Obligations").

          SECTION 3. DELIVERY OF PLEDGED COLLATERAL. In connection with any draw on the Letter of Credit pursuant to an A-Drawing, as defined in the Letter of Credit, Pledged Bonds in an aggregate principal amount equal to the principal amount represented by such draw shall be delivered by the Trustee or the Remarketing Agent to the Agent (and if in book-entry form the appropriate entries will be made on the books of a financial intermediary showing the interest of the Agent) pursuant to the Indenture Documents as promptly as practicable, and in any event within three (3) Business Days after such presentation. Pledged Bonds shall be registered in the name of the Agent or its designee as pledgee, and all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. In addition, the Agent shall have the right, to the extent permitted under the Indenture Documents, at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger authorized denominations. Pledged Bonds held by or on behalf of the Agent shall not be entitled to the benefits of, and shall not be presented for payment under, the Letter of Credit.

          SECTION 4. RELEASE OF PLEDGED BONDS AND PLEDGED COLLATERAL. The Pledgors hereby agree that the Agent shall not release any of the Pledged Bonds or the Pledged Collateral until (i) the Agent has been reimbursed in full pursuant to Article IV of the Reimbursement Agreement for any Demand Loans, as defined in the Reimbursement Agreement (including interest thereon), made to the Pledgors as a result of a drawing or drawings under the Letter of Credit to purchase such Pledged Bonds and (ii) the amount available to be drawn under the Letter of Credit (if the Letter of Credit is then in effect) has been reinstated with respect to the Pledged Bonds to be so released.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgors represent and warrant that:

          (a) The Pledgors are and will be the beneficial owners of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest in favor of the Agent created by this Agreement; and on the date of delivery to the Agent of Pledged Bonds described herein, neither the Trustee, the Remarketing Agent, nor any other Person will, in its capacity as Trustee, Remarketing Agent, or otherwise, as the case may be, have any right, title or interest in or to the Pledged Bonds.

          (b) The Pledgors have, and on the date of delivery or transfer to the Agent of the Pledged Bonds will have, full power and authority to pledge all of their right, title and interest in and to the Pledged Bonds pursuant to this Agreement.

          (c) Upon the delivery or transfer of the Pledged Bonds to the Agent (or notice to the appropriate financial intermediaries in the case of book-entry securities), the pledge of the Pledged Bonds pursuant to this Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance nor to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgors that would include the Pledged Bonds.

          (d) This Agreement has been duty authorized, executed and delivered by the Pledgors and constitutes the legal, valid and binding obligation of the Pledgors enforceable in accordance with its terms, and the pledge of the Bonds pursuant to this Agreement does not and will not extinguish the debt evidenced by such Bonds.

          (e) No authorization, approval or other action by, and no notice to or filing with, any governmental body or agency is required either (i) for the pledge by the Pledgors of the Pledged Collateral pursuant to this Agreement, or
(ii) for the execution, delivery or performance of this Agreement by the Pledgors.

          (f) The execution, delivery and performance of this Agreement will not violate any applicable provision of law or regulations or the charter or by-laws of the Pledgors or any provision of any mortgage, indenture, lease, contract or agreement to which either Pledgor is a party or which is binding upon either Pledgor or upon its property.

          SECTION 6. AFFIRMATIVE COVENANTS. So long as a drawing is available under the Letter of Credit or any Demand Loans shall remain outstanding, the Pledgors covenant and agree that, unless the Agent shall otherwise consent in writing:

          (a) The Pledgors will own all of the Pledged Bonds free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever, except for the lien and security interest in favor of the Agent provided for hereby.

          (b) The Pledgors will defend the Agent's position as pledgee of the Pledged Bonds against the claims and demands of all Persons.

          (c) The Pledgors will have like title to and right to pledge any other property at any time hereafter pledged to the Agent as Pledged Collateral hereunder and will likewise defend the Agent's right thereto and security interest therein.

          SECTION 7. FURTHER ASSURANCES. The Pledgors agree that at any time and from time to time, at the expense of the Pledgors, the Pledgors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          SECTION 8. VOTING RIGHTS, INTEREST; ETC. (a) So long as no Event of Default or event that, with the giving of notice or passage of time, or both, could become an Event of Default shall have occurred and be continuing:

          (i) The Pledgors shall be entitled to exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Reimbursement Agreement; provided, however, that the Pledgors shall not exercise or refrain from exercising any such right if, in the Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and provided further that the Pledgors shall give the Agent at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

          (ii) The Pledgors shall be entitled to receive and retain any and all interest paid in respect of the Pledged Collateral; provided, however, that any and all

               (A) interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and

               (B) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral shall be, and shall be forthwith delivered to the Agent to be held as, Pledged Collateral and shall, if received by the Pledgors, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgors, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (b) Upon the occurrence and during the continuance of an Event of Default or an event that, with the giving of notice or passage of time, or both, could become an Event of Default:

               (i) All rights of the Pledgors to exercise the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to Section 8(a)(i) and to receive the interest payments that they would otherwise be authorized to receive and retain pursuant to
          Section 8(a)(ii) shall (upon written notice from the Agent) cease, and (upon such written notice from the Agent) all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such interest payments.

               (ii) All interest payments that are received by the Pledgors contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgors and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          SECTION 9. AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby appoints the Agent as such Pledgor's attorney-in-fact, said appointment being coupled with an interest, with full authority in the place and stead of such Pledgor, and in the name of such Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument that the Agent may deem necessary or advisable to assure that Pledged Bonds are pledged to the Agent and that the Pledgors' agreements and obligations hereunder are performed and satisfied, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgors representing any interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

          SECTION 10. AGENT MAY PERFORM. If the Pledgors fail to perform any agreement contained herein, the Agent, upon notice to the Pledgors, may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Pledgors under Section 14 hereof.

          SECTION 11. REASONABLE CARE. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood (without limitation of the foregoing) that the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          SECTION 12. SALE OF COLLATERAL. The Pledgors agree to do or cause to be done all such other acts and things as may be necessary to make any sale or sales of any portion or all of the Pledged Bonds contemplated by Section 13 hereof valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgors' expense. The Pledgors further agree that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors, and the Pledgors each hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred. The Pledgors further acknowledge the impossibility of ascertaining the amount of damages that would be suffered by the Agent by reason of a breach of any of such covenants and, consequently, agree that, if the Agent shall sue for damages for breach, they shall pay, as liquidated damages and not as a penalty, against release to them of the Pledged Bonds, an amount equal to the principal amount of the Pledged Bonds, plus accrued interest on all Demand Loans plus any other sums then owed under the Reimbursement Agreement, on the date the Agent shall demand compliance with this Section.

          SECTION 13. REMEDIES UPON DEFAULT. If any Event of Default (as defined in the Reimbursement Agreement) shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available pursuant to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of Rhode Island at that time, and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgors agree that, to the extent notice of sale shall be required by law, ten days' notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Agent or on its behalf as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent or on its behalf as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 14 hereof) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent or on its behalf and remaining after payment and performance in full of all the Obligations shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 14. EXPENSES. The Pledgors will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Agent's counsel and of any agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by the Pledgors to perform or observe any of the provisions hereof.

          SECTION 15. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither Pledgors nor Agent shall by any act, delay, omission or otherwise be deemed to have waived (except as expressly set forth herein) any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the other party, and then only to the extent therein set forth. A waiver by Pledgors or Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the waiving party would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of either party, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive or any rights or remedies provided by law.

          SECTION 16. AMENDMENTS, MODIFICATIONS AND WAIVERS WITH RESPECT TO OBLIGATIONS. The Pledgors hereby consent that, without the necessity of any reservation of rights against the Pledgors, and without notice to or further assent by the Pledgors, any demand for payment of any of the Obligations made by the Agent may be rescinded by the Agent and any of the Obligations continued, and the Obligations, or the liability of the Pledgors or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent, and the Reimbursement Agreement, the Letter of Credit or any collateral security documents or guaranties or documents in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent may deem advisable from time to time, and any collateral security at any time held by the Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Pledgors and without notice to or further assent by the Pledgors, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Other than as set forth in Section 11 hereof, the Agent shall have no obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations. The Pledgors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent upon this Agreement, and the Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Pledgors and the Agent shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgors with respect to the Obligations.

          SECTION 17. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing, and shall be given to the respective addresses and in the manner and with the effect provided for in the Reimbursement Agreement.

          SECTION 18. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and, except as provided in Section 4 hereof, shall (i) remain in full force and effect until payment and performance in full of all of the Obligations, (ii) be binding upon the Pledgors, their successors and assigns, and (iii) inure to the benefit of the Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Agent, after written notice to Pledgors, may assign or otherwise transfer its rights under the Reimbursement Agreement and this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent herein or otherwise. Upon the payment and performance in full of the Obligations, the Pledgors shall be entitled to the return, upon their request and at their expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 19. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 20. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Rhode Island. Unless otherwise defined herein or in the Reimbursement Agreement, terms defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of Rhode Island are used herein as therein defined.

          SECTION 21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in separate counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

          SECTION 22. PLEDGEE AS AGENT. Pledgors acknowledge that Agent has been requested to act hereunder as agent for any financial institutions which are or become Banks pursuant to the terms of the Credit Agreement, and that Agent, to the extent it may so act hereunder, shall exercise all of the rights and remedies hereunder on behalf of, and as agent for the benefit of, any such Banks, and each of them. The rights, powers, and obligations of Agent are more particularly described in the Credit Agreement and are hereby incorporated herein by reference and made a part hereof as if fully set forth herein.



                         [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the Pledgors have caused this Agreement to be duly executed and delivered, as of the date and year first above written.


                                   BACOU USA, INC.



                                    By:/s/ Philip B. Barr
                                       -----------------------------------------
                                           Philip B. Barr
                                           President and Chief Executive Officer


                                     SCHAS INDUSTRIES, LLC



                                    By:/s/ Philip B. Barr
                                       -----------------------------------------
                                           Philip B. Barr
                                           President and Chief Executive Officer


Agreed as of the date first above written:

FLEET NATIONAL BANK, as Agent



By:/s/ Gary A. Pirri
   --------------------
       Gary A. Pirri
       Senior Vice President

                                                                     EXHIBIT 4.3



                             REIMBURSEMENT AGREEMENT




                                  by and among




                                BACOU USA, INC.,
                              SCHAS INDUSTRIES, LLC

                                       and


                          FLEET NATIONAL BANK, as Agent




                            Dated as of March 1, 2000

                             REIMBURSEMENT AGREEMENT

          THIS REIMBURSEMENT AGREEMENT (this "Agreement") is made as of the 1st day of March, 2000, by and among BACOU USA, INC., a Delaware corporation (the "Bacou"), SCHAS INDUSTRIES, LLC, a Delaware limited liability company ("Schas"; together with Bacou, hereinafter individually referred to as "Borrower" and collectively referred to as "Borrowers") and FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, having an office at 75 State Street in Boston, Massachusetts, as agent (the "Agent") for the benefit of the financial institutions which are or which become Banks under, and as described in, the Credit Agreement dated as of August 24, 1999 by and among Bacou, Uvex Safety Manufacturing, Inc., Fleet National Bank, f/k/a BankBoston, N.A., Keybank National Association and Agent (the "Credit Agreement"), in the following circumstances:

          A. Schas has requested a modification to financing with The Wilkes County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") for the purpose of amending and supplementing the Bonds and Indenture Documents, as hereinafter defined, relating to the acquisition, renovation, construction and equipping of Schas' manufacturing facility in Wilkes County, North Carolina (the "Project").

          B. The Issuer has reissued  its 1997  Industrial  Development  Revenue
Bonds, Series A (Schas Industries, LLC Project) in the aggregate amount of $5,590,000 (the "Bonds") pursuant to a Master Indenture dated as of December 1, 1997 by and between the Issuer and The Bank of New York, as trustee (the "Trustee"), as amended by the First Supplement to Master Indenture dated as of March 1, 2000 by and between the Issuer and the Trustee (as amended, the "Master Indenture"), and a Series Supplemental Indenture dated as of December 1, 1997 by and between the Issuer and the Trustee, as amended by the First Supplement to Series Supplemental Indenture dated as of March 1, 2000 by and between the Issuer and the Trustee (as amended, the "Series Supplemental Indenture"). The proceeds of the Bonds at the time of original issuance were loaned by the Issuer to Schas pursuant to a Loan Agreement dated as of December 1, 1997 (the "Series Loan Agreement"; together with the Master Indenture and Series Supplemental Indenture, hereinafter collectively referred to as the "Indenture Documents"), under the terms of which Schas agreed to make payments to the Trustee sufficient to pay the principal of and interest on the Bonds as the same become due and payable and to pay certain administrative expenses in connection with the Bonds.

          C. In order to secure the payment of the principal of and the interest on and the purchase price of the Bonds, the Borrowers have requested the Agent to issue its direct pay Letter of Credit (as defined in Section 2.01 hereof) in favor of the Trustee for the benefit of the owners of the Bonds as more fully described herein.

          D. In order to induce the Agent to issue its Letter of Credit and thereby provide security for the Bonds, the Agent and the Borrowers are entering into a Pledge Agreement dated of even date herewith (the "Bond Pledge Agreement").

          NOW, THEREFORE, the Borrowers and the Agent agree as follows:

                             ARTICLE I. DEFINITIONS

          SECTION 1.01. DEFINITIONS. Terms defined in the introductory paragraph and the recitals to this Agreement have the respective meanings assigned to those terms in such paragraph and recitals. The following additional terms are used in this Agreement with the following respective meanings, unless the context require otherwise:

          "A-Drawing" shall have the meaning given to such term in the Letter of Credit.

          "B-Drawing" shall have the meaning given to such term in the Letter of Credit.

          "C-Drawing" shall have the meaning given to such term in the Letter of Credit.

          "Additional Termination Date" shall mean such other termination date following the Original Termination Date, as hereinafter defined, of the Letter of Credit, as provided in Section 2.10.

          "Anniversary Date" shall have the meaning give to such term in Section
2.10 hereof.

          "Authorized  Borrower  Representative"  shall mean the  individual  or
individuals   designated  by  the  Borrowers  for  this  purpose  by  a  written certificate furnished by the Borrowers.

          "Business Day" means a day (a) that is not a Saturday, Sunday or legal holiday, (b) that is a day on which banking institutions in all of the cities in which the principal corporate trust office of the Trustee and, if applicable, the principal offices of the Remarketing Agent and the Agent (and, in the case of the Agent, the office of the Agent specified in the Letter of Credit for draws thereunder) are located are not required or authorized pursuant to law to remain closed, and (c) that is a day on which the New York Stock Exchange is not closed.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, together with corresponding and applicable regulations and revenue rulings issued with respect thereto by the Treasury Department or the Internal Revenue Service of the United States.

          "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Date of Issuance" shall mean the date on which the Letter of Credit is issued.

          "Debt" shall mean all items which (a) constitute "debt" or "Debt" under Section 101(11) of the United States Bankruptcy Code or under the United States Uniform Fraudulent Conveyance Act, the United States Uniform Fraudulent Transfer Act or any analogous applicable law, and (b) in accordance with Generally Accepted Accounting Principles consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date Debt is to be determined and, in any event, shall include, without limitation, any liability, whether or not any such liability shall have been assumed, (i) on account of deposits, advances or progress payments under contract, or any indebtedness or liability evidenced by notes, bonds, debentures or similar obligations (including, without limitation, any purchase option obligations, conditional sales or similar title retention agreements) or indebtedness for borrowed money, (ii) secured by any mortgage, pledge, lien or security interest on or in property owned or acquired, and (iii) under a lease which, in accordance with Generally Accepted Accounting Principles consistently applied, should be capitalized, and guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

          "Demand  Loans"  shall  have the  meaning  set forth in  Section  4.03 hereof.

          "Drawing Date" shall mean each date on which the Agent honors a drawing under the Letter of Credit.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended.

          "Event of Default" shall mean any of the events specified in Article VIII hereof, provided that any requirement for the giving of notice or the lapse of time or both or the happening of any other condition has been satisfied.

          "Expiration Date" shall mean the Original Termination Date or any Additional Termination Date of the Letter of Credit, as applicable.

          "Generally Accepted Accounting Principles" or "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standard Board or through other appropriate boards or committees thereof and which are consistently applied so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Borrowers, and their wholly owned subsidiaries (if any), except that any change in any accounting principle or practice approved by the particular entity's independent certified public accountants, disclosed in its financial statements and required or permitted to be made by the Accounting Principles Board or Financial Accounting Standard Board (or other appropriate board or committee of said Boards) in order to continue as a generally accepted accounting principle or practice or consistent with existing generally accepted accounting principles may be so made. Any dispute or disagreement between the Borrowers, any wholly owned subsidiary, and the Agent relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error and provided the accounting firm is a firm of national standing, be conclusively resolved for all purposes hereof by the written statement with respect thereto, delivered to the Agent, of the independent accountant selected by the Borrowers and any wholly owned subsidiary and reasonably acceptable to the Agent for the purpose of auditing the periodic financial statements of the Borrowers and any wholly owned subsidiary.

          "Governmental Person" shall mean the government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or of any state or locality therein, including the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority.

          "Interest Component" shall have the meaning given to such term in the Letter of Credit.

          "Letter of Credit" shall have the meaning set forth in Section 2.01 hereof.

          "Letter of Credit Event" shall mean the Original Termination Date or any Additional Termination Date, where applicable, provided that the Borrowers have not obtained an alternate letter of credit replacing the Letter of Credit.

          "Letter of Credit Payment" shall mean any payment to the Trustee by the Agent with respect to a drawing by the Trustee under the Letter of Credit.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien, charge, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statements under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, financial condition or results of operations of any Borrower or any Subsidiary of any Borrower.

          "Original Termination Date" shall mean March 14, 2001.

          "Paying Agent" shall mean the Trustee and its successors and assigns as Paying Agent for the Bonds, from time to time, as such succession or assignment may be made under the Indenture Documents.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Person" shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          "Plan" shall mean at any time an employee  pension  benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii)
maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing obligation to make contributions or has within the preceding five plan years made contributions.

          "Prime Rate" Prime Rate means the interest rate per annum from time to time announced and made effective by Agent, or any successor in interest, as its base rate (or, as the case may be, the base, reference or other similar rate then designated by Agent for general commercial lending reference purposes), it being understood that such rate is a reference rate, and not necessarily the lowest rate of interest charged to any customer. Any change in the Prime Rate shall become effective on the date on which Agent's change in the Prime Rate becomes effective.

          "Principal Component" shall have the meaning given to such term in the Letter of Credit.

          "Related Documents" shall mean the Indenture Documents, the Bonds, the Bond Pledge Agreement, the Loan Agreement dated December 1, 1997 by and between Schas Circular Industries, Inc. and the Issuer, and all documents executed in connection therewith, each as amended, modified or supplemented from time to time.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

          "S.E.C."  shall  mean  the  United  States   Securities  and  Exchange
Commission.

          "Stated Amount" shall mean Five Million Six Hundred Eighty-One Thousand and Nine Hundred Dollars ($5,681,900), as from time to time reduced and reinstated as provided in the Letter of Credit.

          "Subsidiary" of a Person shall mean a corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital, stock or other ownership interests of which (except director's qualifying shares) are at the time directly or indirectly owned by Bacou.

          SECTION 1.02. ACCOUNTING TERMS. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, and all accounting determinations under this Agreement or in any certificate, report or other documents made or delivered pursuant to this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect from time to time.

          SECTION 1.03. OTHER DEFINITIONAL PROVISIONS.

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Bonds, any certificate, report or other document made or delivered pursuant to this Agreement unless the context shall otherwise require.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture Documents.

                        ARTICLE II. THE LETTER OF CREDIT

          SECTION 2.01. LETTER OF CREDIT. At the request of the Borrowers, the Agent shall, subject to the terms and conditions hereof, issue its letter of credit substantially in the form of Exhibit "A" attached hereto (the "Letter of Credit") in the Stated Amount for the account of Schas and shall deliver the Letter of Credit to the Trustee. The Letter of Credit shall expire on the Original Termination Date, subject to earlier termination as provided in the Letter of Credit and/or subject to extension in accordance with Section 2.10 hereof, as the case may be. The Agent shall make payments on the Letter of Credit from the Agent's own funds.

          SECTION 2.02. REDUCTION OF STATED AMOUNT; REINSTATEMENT OF STATED AMOUNT FOR INTEREST ON THE BONDS. The Stated Amount shall be reduced and reinstated as specified in the Letter of Credit. The Principal Component (as defined in the Letter of Credit) shall be reduced immediately upon the date of each drawing under the Letter of Credit applied to the payment of principal on the Bonds or applied to purchase the Bonds (as required by the Indenture Documents). Upon each such reduction in the Principal Component, the Interest Component (as defined in the Letter of Credit) shall be permanently reduced to that amount sufficient to provide 50 days' interest on the remaining Principal Component (computed at the rate of twelve percent (12%) per annum on the basis of the actual number of days elapsed and on a 365-day or 366-day year as appropriate).

          The Stated Amount shall be reduced by the amount of any Company Bonds or Bank Bonds, as defined in the Master Indenture; however, the Letter of Credit will be reinstated and the Stated Amount increased to the extent of any such Company Bonds or Bank Bonds which are later remarketed. The Stated Amount shall also be reduced by the amount of any total or partial redemptions of any Bonds tendered for purchase under the Master Indenture; provided, that the Letter of Credit will be reinstated and the Stated Amount increased to the extent that any such bonds are later remarketed.

          SECTION 2.03. REIMBURSEMENT OF DRAWINGS. The Borrowers hereby agree to reimburse the Agent on demand for each Letter of Credit Payment on the related Drawing Date after such draw has been honored by the Agent under the Letter of Credit, in accordance with Article IV below.

          SECTION 2.04. FEES. For so long as the Letter of Credit is outstanding, the Borrowers hereby agree to pay to the Agent:

          (a) an annual non-refundable letter of credit fee in an amount equal to sixty (60) basis points (.60%) per annum of the Stated Amount, such fee to be payable annually commencing on the Date of Issuance and continuing on the 14th day of each March thereafter. The fee shall be calculated based upon the amount available to be drawn as of the 14th day of each March that the Letter of Credit is in effect, commencing on the Date of Issuance. Upon termination or expiration of the Letter of Credit, any unpaid fees attributable thereto shall be paid in full. There shall be no reduction or rebate of the fee(s) calculated as described above as a result of a reduction of the amount available to be drawn or the termination or expiration of the Letter of Credit.

          (b) a fee upon each Drawing under the Letter of Credit which shall be $250.

          (c) a fee in respect of each amendment or transfer of the Letter of Credit which shall be $75.

          (d) a one-time fee of $175 upon issuance of the Letter of Credit to reimburse the Agent for its costs in underwriting the Letter of Credit loan facility, which fee shall be earned in full by Agent upon issuance of the Letter of Credit.

          The annual fee set forth in Section 2.04(a) above shall be allocated prorata among the Banks in accordance with their respective Commitment Percentage for Loans, as defined in the Credit Agreement; all other fees paid by Borrower as set forth in this Section 2.04 shall be allocated to and earned solely by the Agent.

          SECTION 2.05. OBLIGATIONS ABSOLUTE. The obligations of the Borrowers under this Agreement shall be joint and several, primary, absolute, unconditional and irrevocable, and shall be paid and/or performed strictly in accordance with the terms of this Agreement notwithstanding:

          (a) any lack of validity or enforceability of this Agreement, the Letter of Credit or the Related Documents;

          (b) any amendment or waiver of or any consent to or actual departure from any covenant or agreement set forth in this Agreement or in any of the Related Documents;

          (c) the existence of any claim, set-off, defense or other right which the Borrowers, any entity owned (directly or indirectly) by the Borrowers or any entity that owns (directly or indirectly) any stock or interest in the Borrowers may have at any time against the Issuer, the Trustee or any other beneficiary or any transferee of the Letter of Credit (or any persons or entities for which the Trustee or any such beneficiary or any such transferee may be acting), the Agent, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or in any unrelated transaction;

          (d) any certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (e) any breach of contract or other dispute between any Borrower and any Person;

          (f) any payment by the Agent under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit;

          (g) any delay, extension of time, renewal, compromise or other indulgence or modification agreed to by the Agent, with or without notice to or approval by any Borrower or any of their authorized representatives in respect of any of such Borrower's indebtedness to the Agent under this Agreement;

          (h) any exchange, release or nonperfection of any lien or security interest in any collateral pledged or otherwise provided to secure any of the obligations contemplated herein or in any of the other Related Documents; or

          (i) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

          SECTION 2.06. THE UNIFORM CUSTOMS AND PRACTICE; MODIFICATION, CONSENT, ETC.

          (a) The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs and Practice"), shall be binding on the Borrowers and the Agent with respect to the Letter of Credit except as otherwise provided in the Letter of Credit and except to the extent otherwise from time to time agreed to by the Agent and the Borrowers in writing. The Borrowers assume all risks of the acts or omissions of the beneficiary of the Letter of Credit with respect to the Letter of Credit. In furtherance of, and not in limitation of the Agent's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this Section 2.06, it is understood and agreed that the Agent shall not have any liability for and that the Borrowers assume all responsibility for: (i) the genuineness of any signature; (ii) the form, sufficiency, accuracy, genuineness, falsification or legal effect of any draft, certification or other document required by the Letter of Credit or the authority of the person signing the same; (iii) the failure of any instrument to bear any reference or adequate reference to the Letter of Credit or the failure of any persons to note the amount of any instrument on the reverse of the Letter of Credit or to surrender the Letter of Credit; (iv) the good faith or acts of any person other than the Agent and its agents and employees; (v) the existence, form, sufficiency or breach of or default under any agreement or instrument (other than the Letter of Credit) of any nature whatsoever; (vi) any delay in giving or failure to give any notice, demand or protest; and (vii) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of the Letter of Credit and whether such other documents are in proper and sufficient form for compliance with the Letter of Credit shall be made by the Agent in its sole discretion, which determination shall be prima facie evidence of compliance. It is agreed that the Agent may honor, as complying with the terms of the Letter of Credit and this Agreement, any documents which appear on their face to be in accordance with the terms and conditions of the Letter of Credit, and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Agent under or in connection with the Letter of Credit or related instruments or documents, if in good faith and in conformity with such laws, regulations, usage of trade or commercial or banking customs as may be applicable, shall be binding upon the Borrowers, shall not place the Agent under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the Agent's rights or powers hereunder or any Borrower's obligation to make full reimbursement.

          (b) If any Borrower, either in writing or orally (confirmed by either party in writing), requests or consents to any modification or extension of the Letter of Credit or waives failure of any draft, certificate or other documents to comply with the terms of the Letter of Credit, the Agent shall be deemed to have relied and be entitled to rely on such requests, consents or waivers with respect to any action taken or omitted by the Agent pursuant to any such request, consent or waiver, and such extension, modification or waiver shall be binding upon the Borrowers.

          SECTION 2.07. SECURITY. As security for the payment of all obligations of the Borrowers to the Agent under this Agreement and the Related Documents, the Borrowers will pledge to the Agent, and grant the Agent a security interest in, pursuant to the Bond Pledge Agreement, any Borrower's right, title and interest in and to the Bank Bonds or Company Bonds held by the Trustee pursuant to Section 5.09 of the Master Indenture.

          SECTION 2.08. RELEASE OF PLEDGED BONDS. Upon the Borrowers' reimbursement to the Agent of all amounts drawn under the Letter of Credit in accordance with Section 2.03 hereof, then so long as no Event of Default hereunder or under any Related Document exists, the Agent shall instruct the Trustee to release to the Borrowers or to the Remarketing Agent from the pledge and security interest created by the Bond Pledge Agreement a principal amount of Pledged Bonds equal to the amount of such prepayment. No release by the Agent of Pledged Bonds shall be construed as releasing any Borrower from any of its obligations hereunder, including, without limitation, such Borrower's obligation to pay interest to the Agent at the rate provided herein on the amount of any draw under the Letter of Credit for the purchase price of such Pledged Bonds and such Borrower's obligation to pay the unreimbursed principal portion of any A-Drawing.

          SECTION 2.09. REINSTATEMENT OF LETTER OF CREDIT.

          (a) After any A-Drawing, the Principal Component shall be reinstated upon delivery of a certificate in the form of Exhibit A-5 to the Letter of Credit.

          (b) With respect to a C-Drawing made in respect of interest payable on an Interest Payment Date, as defined in the Indenture Documents, as a scheduled periodic payment of interest on the Bonds or as a portion of the purchase price of Bonds being purchased with the proceeds of an A-Drawing pursuant to Section 2.09of the Master Indenture, if the Trustee has not received, within ten (10) calendar days after any payment in respect of a C-Drawing, notice from the Agent to the effect that (i) an Event of Default hereunder has occurred, and (ii) the Letter of Credit will not be reinstated as of the date thereof, then the Interest Component will automatically be reinstated, as of the close of business on such tenth calendar day, to an amount which shall be equal to 50 days' accrued interest (computed at the rate of twelve percent (12%) per annum on the basis of a 365 or 366 day year, as appropriate, notwithstanding the actual rate of interest borne from time to time by the Bonds) on the then applicable Principal Component. The Interest Component will not be reinstated for any C-Drawing made to pay interest except as specified in the preceding sentence.

          SECTION 2.10. AUTOMATIC EXTENSION OF THE LETTER OF CREDIT TERMINATION DATE. On the first Anniversary Date and on each successive annual Anniversary Date thereafter, the term of the Letter of Credit and the Original Termination Date shall be automatically extended to the next Anniversary Date, unless the Agent provides written notice to the Borrowers at least ninety (90) days prior to the Original Termination Date or Additional Termination Date, as the case may be, of the Agent's determination (such determination to be made in Agent's sole and absolute discretion) not to renew the Letter of Credit, in which event, the Letter of Credit shall terminate on the Original Termination Date or Additional Termination Date, as the case may be, specified in such notice. As used herein, the term "Anniversary Date" shall mean the annual anniversary date of the original Date of Issuance of the Letter of Credit.

          SECTION 2.11. SUBSTITUTION OF LETTER OF CREDIT BANK. The Borrowers may, upon no less than forty-five (45) days' prior written notice to the Agent, terminate the Letter of Credit and substitute another banking institution for the Agent. Upon the expiration of the notice period provided for above, the Borrowers shall cause the Letter of Credit to be delivered to the Agent for cancellation. Upon termination of the Letter of Credit under this Section 2.11, the Borrowers shall forthwith pay or reimburse the Agent for (a) the principal of and any accrued and unpaid interest on any outstanding Demand Loans and (b) any of the expenses referred to in Section 9.06 hereof incurred prior to such termination and any other amounts due under this Agreement and theretofore not paid or reimbursed to the Agent.

                       ARTICLE III. CONDITIONS PRECEDENT

          SECTION 3.01. INITIAL CONDITIONS PRECEDENT. The obligations of the Agent to issue the Letter of Credit are subject to the following conditions precedent having been satisfied on or before the Date of Issuance.

          (a) The Agent shall have received on or before the Date of Issuance the following in form and substance reasonably satisfactory to the Agent:

               (1) copies of the resolutions of the Board of Directors of each Borrower or its Executive Committee authorizing the execution, delivery and performance of this Agreement, and all other documents to be executed by Borrowers on the Date of Issuance, certified by the Secretary of such Borrower, dated the Date of Issuance, which certificate shall state that such resolutions are in full force and effect on the Date of Issuance;

               (2) certificates, dated the Date of Issuance, certifying the name and true signatures of the representatives of the Borrowers authorized to sign this Agreement and the other documents to be delivered by the Borrowers hereunder;

               (3) favorable opinions of the Borrowers' counsel (which counsel shall be satisfactory to the Agent) dated the Date of Issuance, in form and substance satisfactory to the Agent in its sole discretion and to its counsel, concerning issues involving the organization of the Borrowers, plus, the enforceability and binding aspects of this Agreement and all other closing documents, and with respect to such other matters as the Agent and its counsel shall reasonably request;

               (4) an executed copy of each of the Related Documents;

               (5) this Agreement duly executed and delivered;

               (6) a legal opinion of counsel to the Issuer (which counsel shall be satisfactory to the Agent) to the effect that the issuance of the Letter of Credit will not adversely affect the exclusion of interest on such Bonds from gross income for federal and North Carolina income tax purposes and that payments of principal or the Purchase Price of and the interest on the Bonds from the proceeds of the Letter of Credit will not constitute an avoidable preference under the Federal Bankruptcy Code if an Act of Bankruptcy occurs, which opinion shall be satisfactory to the Agent in its sole discretion;

               (7) a legal opinion of counsel to the Issuer as to due authorization, execution and delivery of all documents to be executed by the Issuer, and that all of the above are legal, valid, binding and enforceable against the Issuer, limited only by usual special obligation language and customary exceptions, which opinion shall be satisfactory to the Agent in its sole discretion;

               (8) certified copies of each Borrower's Articles of Incorporation and by-laws, good standing certificates for such Borrower, and all other documents, including incumbency certificates and no default certificates;

               (9) evidence satisfactory to the Agent that each Borrower is in compliance in all material respects with all applicable foreign, U.S. federal, state and local laws and regulations, including all applicable environmental laws and regulations;

               (10)  such  other  legal  opinions,   agreements,   documents  or
information as the Agent may reasonably request.

          (b) The following statements shall be true and correct in all material respects on the Date of Issuance and the Agent shall have received a certificate signed by a duly authorized representative of each Borrower, each dated the Date of Issuance stating that:

               (1) the representations and warranties contained in Article V hereof are correct in all material respects on and as of the Date of Issuance as though made on and as of such date;

               (2) no Event of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit and no event has occurred and is continuing which would constitute an Event of Default but for the requirement that notice be given or that time elapse or both;

               (3) no material adverse change has occurred in the business, prospects, results of operations or condition, financial or otherwise, of the Borrowers since the date of the most recent financial statements delivered to Agent by Borrowers, except as otherwise described to the Agent in writing prior to the Date of Issuance;

               (4) the issuance of the Letter of Credit or the making of any Demand Loan, shall not render any Borrower insolvent;

               (5) to the best of Borrowers' knowledge, the issuance of the Bonds is and shall be in compliance with all applicable securities law;

               (6) the most recent financial statements submitted by any Borrower accurately and fairly reflect and present its financial condition and performance in all material respects.

          (c) On or before the Date of Issuance, the Related Documents shall have been authorized, executed and delivered by the parties to such documents, and such documents shall be in full force and effect.

          (d) The Agent shall have received originals (or copies certified to be true copies by an appropriate representative of the Borrowers or, in the case of the Issuer, by the Secretary or an Assistant Secretary of the Issuer) of all governmental and regulatory approvals necessary for the Borrowers with respect to this Agreement and the transactions contemplated hereby.

          (e) The Agent shall have received a letter satisfactory to the Agent addressed to the Agent from counsel to the Issuer (which counsel shall be satisfactory to the Agent) allowing the Agent to rely on such counsel's favorable written opinions described in Subsections (a)(6) and (a)(7) of this
Section 3.01.

          (f) The Agent shall have received a letter satisfactory to the Agent addressed to the Agent from the Trustee's counsel, if any (which counsel shall be satisfactory to the Agent), allowing the Agent to rely on such counsel's favorable written opinion.

          (g) The Agent shall have received such other and further documents or information as the Agent may reasonably request.

          SECTION 3.02. REPRESENTATIONS AT THE TIME OF EACH DEMAND LOAN. In the event that any representation or warranty contained in Article V hereof is not true and correct in all material respects on the date any Demand Loan is made, then the Borrowers shall be deemed to be in default hereunder.

          SECTION 3.03. OTHER REQUIREMENTS. On or before the Date of Issuance:

          (a) no legislation, rule, order or decree shall, in the opinion of counsel for the Agent, purport to prohibit or restrain the issuance of the Letter of Credit.

          (b) The Borrowers' representations and warranties contained herein shall be correct and complete in all material respects and the Borrowers shall be in compliance in all material respects with all covenants and agreements contained herein and applicable to the Borrowers;

          (c) no material adverse change shall have occurred in the financial condition, business, affairs, operations or control of any Borrower since the date of its financial statements most recently delivered to Agent;

          (d) the Bond Pledge Agreement and the UCC-1 financing statements (collectively, the "Security Documents") shall create a valid and perfected Lien on the property described therein, and each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Agent and its counsel;

          (e) The Borrowers shall have secured and delivered (i) all documents to be executed by the Borrowers duly executed and in form and substance satisfactory to Agent, and (ii) all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to effectuate the transaction.

                  ARTICLE IV. DRAWINGS AND PAYMENT PROVISIONS

          SECTION 4.01. PLACE AND MANNER OF PAYMENT. All payments by or on behalf of the Borrowers to the Agent under this Agreement shall be made in lawful currency of the United States and in immediately available funds on the date due at the Agent's office, at the address set forth in Section 9.02 hereof. Any payment, notice of which shall have been given to the Agent by 2:30 p.m. (Boston, Massachusetts time) on any Business Day and which is received by the Agent prior to 5:00 p.m. (Boston, Massachusetts time) shall be deemed to have been received on such day.

          SECTION 4.02. PAYMENTS AND COMPUTATIONS. Payments received by the Agent from the Trustee pursuant to Section 5.02 or Section 5.03 of the Master Indenture shall be treated as payments made by the Borrowers hereunder. To the extent the Agent has not received payments from the Trustee under Section 5.02 or Section 5.03 of the Master Indenture sufficient to cover a Drawing on the Letter of Credit, and in all other instances where reimbursement payments are required hereunder, the Borrowers shall make each payment hereunder as provided in Section 4.01. Whenever any payment under this Agreement shall be due on a day which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and any interest payable on such payment shall be payable for such extended time at the applicable rate. Funds received after 5:00 p.m. (Boston, Massachusetts time) shall be deemed received on the next succeeding Business Day. The Borrowers hereby authorizes the Agent, if and to the extent payment is not made when due hereunder, to charge from time to time against any of Borrowers' accounts with the Agent or with any of the Agent's affiliates any amount so due. All computations of interest and letter of credit fees hereunder shall be made by the Agent on the basis of a year of 365 days and the actual number of days elapsed.

          SECTION 4.03. TERMS APPLICABLE TO DEMAND LOANS.

          (a) The payment of any Letter of Credit Payment shall constitute a loan to and indebtedness of the Borrowers to the Agent ("Demand Loans") due and payable on the Drawing Date for such draw. The Borrowers agree to reimburse or pay to the Agent on the Drawing Date for any Letter of Credit Payment (except in the case of certain C-Drawings as provided below) a sum equal to (i) the amount paid by the Agent under the Letter of Credit, and (ii) the amount of any fees, charges or other costs and expenses incurred by the Agent in connection with any payment made by the Agent under or with respect to the Letter of Credit; provided, however, that with respect to any C-Drawing to pay the interest portion of the purchase price of Bonds purchased under Section 2.09 of the Master Indenture other than on an Interest Payment Date, payment by the Borrowers of the amount so paid under the Letter of Credit may be deferred until the next Interest Payment Date, at which time such amount shall be due and payable together with interest on the amount so paid under the Letter of Credit from the date of such payment until paid in full at the rate set forth in this
Section 4.03.

          (b) The interest rate applicable to each Demand Loan shall be a fluctuating rate, computed on the basis of a 365-day year for actual days elapsed, equal to the Prime Rate. Such interest rate shall apply as of the making of such Demand Loan, it being understood and agreed that interest shall accrue on all unreimbursed amounts from and including the Drawing Date for any drawing(s) under the Letter of Credit to and including the date the Agent is reimbursed in full for such drawing(s). Interest shall be paid monthly on the first day of the month following the making of a Demand Loan and on the first day of each month thereafter on the unpaid principal balance until such time as the principal balance is repaid in full.

          (c) The principal amount of each Demand Loan shall be payable by the Borrowers immediately on demand.

          (d) Except as permitted in clause (a), interest accruing on each Demand Loan shall be payable on demand and, prior to demand, on the first day of each month, in arrears (commencing with the first such day after the date of such Demand Loan) and on the Expiration Date.

          SECTION 4.04. EVIDENCE OF DEBT. The books and records of the Agent shall be conclusive evidence, absent manifest error, of all amounts of principal, interest, fees and other charges advanced, due, outstanding or paid pursuant to this Agreement. The Agent agrees to provide statements of such amounts to the Borrowers and the Trustee upon any Borrower's written request; provided, however, that, in the event of any conflict between such statement and the Agent's books and records, the latter shall be controlling in the absence of manifest error.

          SECTION 4.05. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES

          (a) If after the date of this Agreement, any change in condition or applicable law, regulation or interpretation thereof (including any request, guideline or policy not having the force of law and including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) by any authority charged with the administration or interpretation thereof shall occur which shall:

               (1) subject the Agent or the Banks (which shall for the purpose of this Section include any assignee of the Agent or the Banks) to any tax with respect to the Letter of Credit (other than any tax on the overall net income of the Agent or such Banks); or

               (2) change the basis of taxation of (A) payments to the Agent to reimburse drawings hereunder, (B) the Letter of Credit commitment, (C) other fees and amounts payable hereunder, or (D) any combination of the foregoing (other than any tax on the overall net income of the Agent or the Banks); or

               (3) impose, modify or deem applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or letters of credit issued by, or loans or commitments by, an office of the Agent; or

               (4) impose upon the Agent or the Banks any other condition with respect to the Letter of Credit commitment, the Letter of Credit, or this Agreement; and the result of any of the foregoing shall be to increase the actual cost to the Agent or the Banks of making any payment or maintaining the Letter of Credit or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Agent or to require the Agent to make any payment, in respect of the Letter of Credit, by or in any amount which the Agent shall reasonably deem material, then the Borrowers shall either (A) terminate the Letter of Credit and substitute another banking institution for the Agent, in which event the Borrowers shall cause the Letter of Credit to be delivered to the Agent for cancellation; or (B) pay to the Agent, in accordance with paragraph (c) below, such an amount or amounts as will compensate the Agent and the Banks for such additional cost, reduction or payment.

          (b) If after the date of this Agreement, the Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or the Banks with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or the Banks' capital as a consequence of its obligations hereunder to a level below that which the Agent or the Banks could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or the Banks' policies with respect to capital adequacy) by an amount which the Agent reasonably deems to be material, then the Borrowers shall either
(A) terminate the Letter of Credit and substitute another banking institution for the Agent, in which event the Borrowers shall cause the Letter of Credit to be delivered to the Agent for cancellation as set forth in the Indenture Documents; or (B) pay to the Agent, in accordance with paragraph (c) below, such additional amount or amounts as will compensate the Agent and the Banks for such reduction.

          (c) Whenever under this Section either an amount is payable by the Borrowers or the Borrowers have the option to substitute another banking institution for the Agent, the Borrowers shall pay the amount payable to the Agent or terminate and surrender the Letter of Credit in either event within ten
(10) days of receipt from the Agent of a certificate setting forth such amount or amounts as will compensate the Agent or the Banks, which certificate shall be conclusive absent manifest error.

          SECTION 4.06. NET PAYMENTS. All payments under this Agreement shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government, any political subdivision or any taxing authority, other than any tax on or measured by the overall net income of the Agent or the Banks pursuant to the income tax laws of the United States or the jurisdiction where the Agent's principal office is located (collectively, the "Taxes") shall not be less than the amounts otherwise specified to be paid under this Agreement. A certificate as to any additional amounts payable to the Agent under this Section 4.06 submitted to the Borrowers by the Agent shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be presumptively correct absent manifest error. Any amounts payable by the Borrowers under this Section 4.06 with respect to past payments shall be due within twenty (20) days following receipt by the Borrowers of such certificate from the Agent; any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any taxes, the Borrowers shall promptly furnish to the Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of the Agent) to establish any tax credit to which the Agent or the Banks may be entitled. Without in any way affecting any of its rights under this Section 4.06, the Agent agrees that, upon its becoming aware that any of the present or future payments due it or the Banks under this Agreement would be subject to deduction for Taxes, it will notify the Borrowers in writing and the Agent further agrees that it will use reasonable efforts not disadvantageous to it (in its sole determination) in order to avoid or minimize, as the case may be, the payment by the Borrowers of any additional amounts for Taxes pursuant to this Section 4.06.

          SECTION 4.07. APPLICATION OF FUNDS. All payments received by the Agent from or on behalf of the Borrowers hereunder or pursuant to any of the other Related Documents shall be applied by the Agent: first, to the payment of amounts then due and owing by the Borrowers to the Agent under this Agreement or any of the Related Documents; and, second, if following the return to the Agent of the Letter of Credit for cancellation and the payment to the Agent of any and all loans, obligations and liabilities owed by the Borrowers to the Agent or the Banks under this Agreement or any of the Related Documents, there remains any balance, such amounts shall be disbursed by the Agent to the Borrowers or such other person or persons as shall be legally entitled thereto; provided, however that upon any Event of Default, any payment received hereunder or pursuant to any of the Related Documents may be applied by the Agent to such obligations of the Borrowers and in such order (without any duty to marshall), as the Agent may elect in its sole and absolute discretion.

           ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

          In order to induce the Agent to enter into this Agreement, to issue the Letter of Credit and to make Letter of Credit Payments hereunder, the Borrowers hereby covenant, represent and warrant to the Agent that:

          SECTION 5.01. REPRESENTATIONS AND WARRANTIES RESTATED. All of the representations and warranties set forth in Section 5 of the Credit Agreement are hereby deemed to be restated by Bacou and set forth herein by reference in their entirety, as if such representations and warranties were actually stated herein. Any amendment of any such representation or warranty contained in
Section 5 of the Credit Agreement, and any addition of any representation or warranty to the Credit Agreement, whenever made, shall be deemed to be instantly effective under this Section 5.01 without any further action or acknowledgment of the parties hereto and shall thereupon be a representation and warranty under this Article V of this Agreement. In the event the Credit Agreement is terminated or is no longer in effect for any reason whatsoever, then the representations and warranties incorporated herein shall continue in effect under this Article V as if fully set forth herein in the form of the representations and warranties as they existed in the moment prior to the termination of the Credit Agreement. All references made in Section 5 of the Credit Agreement to "Credit Documents" and to "Security Documents" are hereby deemed, for purposes of this Article V of this Agreement, to be references to this Agreement and the Related Documents, respectively; all references made in
Section 5 of the Credit Agreement to "Borrower" and "Obligors" are hereby deemed, for purposes of this Article V of this Agreement, to be references to Bacou; and all references made in Section 5 of the Credit Agreement to "Agent" and "Banks" are hereby deemed, for purposes of this Article V of this Agreement, to be references to the Agent. All other capitalized terms used in Section 5 of the Credit Agreement that are not expressly defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement, and such meanings are herein incorporated by reference.

          SECTION 5.02. POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Borrower has the power, authority and legal right to make, deliver and perform this Agreement and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other loan documents to which it is a party. No consent of any Person (including, without limitation, stockholders or creditors of any Borrower) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been executed and delivered by a duly authorized officer of each Borrower and this Agreement constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally.

          SECTION 5.03. OFFERING OF BONDS. Neither Borrower nor any agent acting on any Borrower's behalf has taken or will take any action which would subject the issuance or sale of the Bonds to the qualification or registration provisions of Section 5 of the Securities Act of 1933, as amended, or which would cause the offer or sale of the Bonds not to be made in compliance with the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                        ARTICLE VI. AFFIRMATIVE COVENANTS


          So long as the Letter of Credit is outstanding or so long as any amount is due or owing to the Agent hereunder, the Borrowers will, unless the Agent shall otherwise consent in writing, comply with the following:

          SECTION 6.01. TAX EXEMPTION. (a) Permit the use of Bond proceeds in such manner, or take only those actions, consistent with the maintenance of tax exemption for interest on the Bonds under the Code and (b) file or cause to be filed with each appropriate governmental agency any and all statements or other instruments, if any, required under Sections 103 or 141 through 150 (inclusive) of the Code, including the regulations thereunder, to be filed with such agency in order that the interest on the Bonds continues to be generally excludible from the gross income of the registered owners thereof for Federal income tax purposes.

          SECTION 6.02. ADDITIONAL COVENANTS. Bacou shall comply in all respects with all covenants set forth in the Credit Agreement, including without limitation in Section 6 of the Credit Agreement, whether such covenants now exist or are hereafter added thereto, as such covenants may be amended from time to time; and all such covenants, whenever in existence and however amended, are hereby incorporated herein by reference in their entirety. Any amendment of any such covenant contained in the Credit Agreement, and any addition of any covenant to the Credit Agreement, whenever occurring, shall be deemed to be instantly effective under this Section without any further action or acknowledgment of the parties hereto and shall thereupon be a covenant under this Section 6 of this Agreement. In the event the Credit Agreement is terminated or is no longer in effect for any reason whatsoever, then the covenants incorporated herein shall continue in effect under this Section 6 as if fully set forth herein in the form of the covenant as it existed in the moment prior to the termination of the Credit Agreement. All references made in
Section 6 of the Credit Agreement to "Credit Documents" and to "Security Documents" are hereby deemed, for purposes of this Article VI of this Agreement, to be references to this Agreement and the Related Documents, respectively; all references made in Section 6 of the Credit Agreement to "Borrower" and "Obligors" are hereby deemed, for purposes of this Article VI of this Agreement, to be references to Bacou; and all references made in Section 6 of the Credit Agreement to "Agent" and "Banks" are hereby deemed, for purposes of this Article VI of this Agreement, to be references to the Agent. All other capitalized terms used in Section 6 of the Credit Agreement that are not expressly defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement, and such meanings are herein incorporated by reference.

          SECTION 6.03. COMPLIANCE WITH INDENTURE DOCUMENTS. Schas shall comply in all respects with all of its obligations and agreements under the Indenture Documents.

                         ARTICLE VII. NEGATIVE COVENANTS

          The Borrowers hereby covenant and agree that, so long as the Bonds remain in effect or any of the Bonds or the Demand Loans referred to herein remain outstanding and unpaid, Borrowers will not, nor permit any Subsidiaries to, unless otherwise consented to in writing by the Agent:

          SECTION 7.01. AMENDMENT OF DOCUMENTS; APPOINTMENT OF SUBSTITUTE OR SUCCESSOR TRUSTEE. Enter into or consent to any material waiver or material amendment of any provision of the Bonds or any of the Related Documents without the Agent's prior written consent. The Borrowers will immediately notify the Agent of any waiver or amendment of the Bonds or any of the Related Documents, and of the identity of any Person appointed as a successor or substitute Trustee. After the date hereof, no Borrower will grant a mortgage or permit a Lien to exist on any real estate owned or leased by any Borrower, with the exception of Liens permitted under Section 7.02 below, without obtaining the prior written consent of the Agent.

          SECTION 7.02. OTHER COVENANTS. Bacou shall comply in all respects with all covenants set forth in the Credit Agreement, including without limitation in
Section 7 of the Credit Agreement, whether such covenants now exist or are hereafter added thereto, as such covenants may be amended from time to time; and all such covenants, whenever in existence and however amended, are hereby incorporated herein by reference in their entirety. Any amendment of any such covenant contained in the Credit Agreement, and any addition of any covenant to the Credit Agreement, whenever occurring, shall be deemed to be instantly effective under this Section without any further action or acknowledgment of the parties hereto and shall thereupon be a covenant under this Section 7 of this Agreement. In the event the Credit Agreement is terminated or is no longer in effect for any reason whatsoever, then the covenants incorporated herein shall continue in effect under this Section 7 as if fully set forth herein in the form of the covenant as it existed in the moment prior to the termination of the Credit Agreement. All references made in Section 7 of the Credit Agreement to "Credit Documents" and to "Security Documents" are hereby deemed, for purposes of this Article VII of this Agreement, to be references to this Agreement and the Related Documents, respectively; all references made in Section 7 of the Credit Agreement to "Borrower" and "Obligors" are hereby deemed, for purposes of this Article VII of this Agreement, to be references to Bacou; and all references made in Section 7 of the Credit Agreement to "Agent" and "Banks" are hereby deemed, for purposes of this Article VII of this Agreement, to be references to the Agent and Banks, respectively. All other capitalized terms used in Section 7 of the Credit Agreement that are not expressly defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement, and such meanings are herein incorporated by reference.

                       ARTICLE VIII. DEFAULT AND REMEDIES

          SECTION 8.01. EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

          (a) Failure by the Borrowers to pay the principal of or interest on any Demand Loans within five (5) days of demand by Agent; or

          (b) Failure by the Borrowers to pay any fee or expense required hereunder within fifteen (15) days of demand by Agent; or

          (c) The occurrence of a default or Event of Default under any document or instrument evidencing or executed in connection with any other credit facility or note between any Borrower and the Agent or the Banks, including without limitation under the Credit Agreement; or

          (d) If any representation or warranty or statement made or deemed made by any Borrower in this Agreement or which is contained in any certificate, document, financial or other statement furnished at any time under or in connection with this Agreement that is relevant to this Agreement shall prove to Agent's reasonable satisfaction to have been incorrect or misleading in any material respect; or

          (e) If any representation or warranty contained in Article V hereof is not true and correct in all material respects on the date any Demand Loan is made; or

          (f) Default by any Borrower in the observance or performance of any of the covenants or agreements contained in Article VI or Article VII of this Agreement; or

          (g) Default by any Borrower in the observance or performance of any of the covenants or agreements contained in this Agreement (except defaults which are governed by any other paragraph in this Section 8.01, which shall be governed by such paragraph), provided that the Borrowers shall have a period of twenty (20) days from the date any officer of any Borrower becomes aware of such default within which to cure such default, before an Event of Default shall be deemed to have occurred (no notice of such default being required); or

          (h) If any Borrower or any Subsidiary of any Borrower shall (i) default in the payment of principal of or interest on any indebtedness or any obligation with respect to any indebtedness (other than the Bonds), or for the deferred purchase price of any property or assets or for any capitalized lease obligation or on any such obligation guaranteed by such Borrower or in respect of which it is otherwise contingently liable, beyond the period of grace, if any, provided in the instrument or agreement under which the same was created or
(ii) default in the observance or performance of any other term, condition or agreement contained in any such indebtedness or in any instrument or agreement evidencing, securing or relating thereto if the effect thereof is to cause such indebtedness to become due prior to its stated maturity; or

          (i) If any Borrower or any of its Subsidiaries commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding up, arrangement, composition, readjustment of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing, or any action by any Borrower or any of its Subsidiaries indicating its consent to, approval of, or acquiescence in, any such proceeding; the application by any Borrower or any of its Subsidiaries for a receiver, custodian or trustee of it or for all or a substantial part of its property; the making by any Borrower or any of its Subsidiaries of a general assignment for the benefit of creditors; or the inability or the admission by any Borrower or any of its Subsidiaries in writing of its inability to pay its debts as they mature; or

          (j) Commencement of any case, proceeding or the taking of other action against any Borrower or any of its Subsidiaries in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or the appointment of a receiver, custodian or trustee of any Borrower or any of its Subsidiaries or for all or a substantial part of any of its property; or the issuance of a warrant of attachment, execution, distraint, or similar process, against any substantial part of the property of any Borrower or any of its Subsidiaries; and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or

          (k) There shall be entered against any Borrower or any of its Subsidiaries one or more judgments or decrees (not paid or fully covered by insurance) involving in the aggregate a liability of One Hundred Thousand Dollars ($100,000) or more and the same remains undischarged or unbonded for sixty (60) days; or

          (l) Any Borrower is permanently enjoined, restrained or in any manner prevented by court order from conducting all or any material part of its business affairs; or

          (m) Merger or consolidation with another corporation by any Borrower in violation of any covenant set forth in this Agreement; or

          (n) Dissolution or termination of existence; or

          (o) Any Borrower shall become an "investment company" within the meaning of the Investment Company Act of 1940, as the same may be amended from time to time; or

          (p) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer to or terminate, any Plan, which Reportable Event or institution of proceedings is, in the opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV or continuance of such Reportable Event unremedied for ten
(10) days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, or (v) any other event or condition shall occur or exist with respect to any Plan or having consequences under ERISA; and in each case in clauses (i) through (v) above, such event or condition could subject any Borrower or any of its Subsidiaries to any tax, penalty or other liability material in relation to the business, operations, property or financial or other condition of any Borrower and any of its Subsidiaries taken as a whole; or

          (q) An Event of Default has occurred under any of the Related Documents; or

          (r) The occurrence of any cessation of normal business operation of any Borrower, or substantial curtailment thereof, whether voluntary or involuntary, or the issuance or entry of any order, injunction, judgment or decree by any governmental agency or court requiring a cessation of such normal business operations or substantial curtailment thereof if such occurrence or cessation results in a Material Adverse Effect.

          Upon any such Event of Default, the Agent may, at its election (except in the case of the occurrence of an Event of Default under Section 8.01(h) or
Section 8.01(i) hereof, in which case all such amounts shall be immediately due and payable), (1) declare the obligations of the Borrowers hereunder, including without limitation those obligations under any Demand Loans, to be forthwith due and payable in full and the same shall thereupon become immediately due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, and/or (2) demand the immediate deposit of cash collateral in an amount equal to the full amount then available or which may subsequently become available under the Letter of Credit, and the same shall thereupon become due and payable (provided, however, that those moneys will only be used to reimburse the Agent after the Agent has honored a draw under the Letter of Credit and will not be used to make payments directly to the Trustee and provided further that each Borrower acknowledges that such moneys are subject to any rebate and yield restriction requirements applicable to the Bonds), and/or (3) proceed to enforce all other remedies available to it under applicable law, and/or (4) exercise all rights and remedies provided to the Agent under the Related Documents; provided, that under no circumstances shall the Agent receive more than the aggregate amount due under this Agreement. Upon any such Event of Default, the Agent shall notify the Trustee with the effect contemplated by the Indenture Documents.

                           ARTICLE IX. MISCELLANEOUS


          SECTION 9.01. AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified, discharged or waived except by an instrument in writing executed by the parties hereto. No course of dealings between the Borrowers and the Agent and no delays on the part of the Agent in exercising any rights with respect to any Event of Default shall operate as a waiver of any rights of the Agent.

          SECTION 9.02. NOTICES. Except as otherwise specified herein or by notice, all notices, communications and demands hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid to the applicable party or parties at the addresses set forth below, or by facsimile transmission (including, without limitation, computer generated facsimile), promptly confirmed in writing sent by first class mail, to the facsimile numbers and addresses set forth below:

         If to the Borrowers:                    Bacou USA, Inc.
                                                 10 Thurber Boulevard
                                                 Smithfield, Rhode Island  02917
                                                 Attn:  General Counsel

         If to the Agent:                        Fleet National Bank
                                                 100 Federal Street
                                                 Mail Code: 01-07-05
                                                 Boston, Massachusetts  02110
                                                 Attn:  Mr. Matt Leighton

         with a copy to:                         James W. Litsey, Esquire
                                                 Partridge Snow & Hahn LLP
                                                 180 South Main Street
                                                 Providence, Rhode Island  02903

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties given in accordance with this Section at least ten (10) days in advance thereof. All such notices and correspondence shall be deemed given upon the earliest to occur (i) actual receipt, (ii) if sent by certified or registered mail, three (3) business days after being postmarked, (iii) if sent by overnight delivery service, when received or when delivery is refused, or (iv) if sent by facsimile, when receipt of such transmission is acknowledged.

          SECTION 9.03. RIGHT OF SET OFF. Each Borrower hereby grants to Agent and Banks, a lien, security interest and right of set off as security for all liabilities and obligations to Agent hereunder or under the Bonds, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent, Banks or any entity under the control of Fleet Boston Corporation, or in transit to any of them. At any time, without demand or notice, Agent and Banks may set off the same or any part thereof and apply the same to any liability or obligation of Borrowers even though unmatured and regardless of the adequacy of any other collateral securing the Letter of Credit. ANY AND ALL RIGHTS TO REQUIRE AGENT OR BANKS TO EXERCISE ANY OF THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ANY OF THEIR RIGHTS OF SET OFF WITH RESPECT TO SUCH
DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The rights of the Agent and the Banks under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and Banks may have.

          SECTION 9.04. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by the Agent of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. The rights and remedies hereunder provided are cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.05. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Bonds until all of the Bonds and all other amounts owing hereunder shall have been paid in full.

          SECTION 9.06. PAYMENT OF EXPENSES AND TAXES. The Borrowers agree (a) to pay or reimburse the Agent and Banks for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation, execution, consummation and any amendment or modification of this Agreement, and the Bonds and any other documents prepared in connection herewith, including the fees and expenses of counsel to the Agent and the Banks,
(b) to pay or reimburse the Agent and the Banks for all their reasonable costs and expenses incurred in connection with the enforcement of, or the preservation of, any rights under this Agreement and the Bonds, (c) to pay, indemnify, and to hold the Agent and the Banks harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment or modification of or any waiver or consent under or in respect of, this Agreement or the Bonds, and (d) to pay, indemnify and hold the Agent and the Banks harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement. The agreements in this Section 9.06 shall survive the payment of the Bonds and the termination of this Agreement.

          SECTION 9.07. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

          SECTION 9.08. TERMINATION OF AGREEMENT. The obligations of the Borrowers under this Agreement shall continue until the later of (a) the Expiration Date or (b) the date upon which all amounts due and owing to the Agent under this Agreement shall have been paid in full, and shall (i) be binding upon each Borrower and its successors and assigns, and (ii) inure to the benefit of and be enforceable by the Agent and its successors, transferees and assigns; provided, however, that (x) the Borrowers may not assign all or any part of this Agreement without the prior written consent of the Agent and (y) the obligations of the Borrowers pursuant to Section 9.06, and Section 9.09 hereof shall survive the termination of this Agreement.

          SECTION 9.09. INDEMNITY, COSTS, EXPENSES. The Borrowers agree, jointly and severally, to indemnify, defend and hold the Agent and the Banks harmless from and against, and to pay on demand, any and all claims, damages, losses, liabilities, reasonable costs and expenses whatsoever which the Agent or the Banks may incur or suffer by reason of or in connection with (i) the execution and delivery of this Agreement and/or (ii) payment or failure to pay under the Letter of Credit and/or (iii) any Limited Offering Memorandum or other such offering document (other than any such claims which specifically relate to information provided by Agent) or any other documents which may be delivered in connection with this Agreement, the Letter of Credit or the Related Documents, including, without limitation, the fees and expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Agent and the Banks on or prior to the date hereof as to their rights and responsibilities under this Agreement, the Letter of Credit, or the Related Documents, and all fees and expenses, if any, in connection with the enforcement or defense of the rights of the Agent and the Banks in connection with this Agreement or the Related Documents, or the collection of any moneys due hereunder, or under the Letter of Credit, the Bonds, the Related Documents, and such other documents which may be delivered in connection with this Agreement and the Letter of Credit. The obligations of the Borrowers under this Section shall survive payment of any amounts due under this Agreement, the Bonds and the expiration of the Letter of Credit.

          SECTION 9.10. LIABILITY OF THE AGENT. As between the Borrowers and the Agent, the Borrowers assume all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Agent nor any of its employees, officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any transferee in connection therewith; (b) payment by the Agent against presentation of documents which do not comply in any immaterial respect with the terms of the Letter of Credit including failure of any documents to bear any reference or adequate reference to the Letter of Credit or (c) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit except only that the Borrowers shall have a claim against the Agent, and the Agent shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which were caused by (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit (it being understood that any such noncompliance in any immaterial respect shall not be deemed willful misconduct or gross negligence of the Agent) or (ii) the Agent's willful failure to pay under the Letter of Credit after presentation to it by the Trustee (or any successor Trustee to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, in the absence of any actual notice or information to the contrary.

          SECTION 9.11. AGENT'S AND BANKS' RIGHT TO SELL DEMAND LOANS OR PARTICIPATIONS. The Agent and the Banks reserve the right to sell, assign, transfer, or otherwise dispose of their rights in and under this Agreement, the Letter of Credit, or any Related Documents, or any Demand Loans or any part thereof made hereunder, and further reserves the right to grant or sell participation interests in and to the Letter of Credit, this Agreement and any Demand Loans made hereunder. The Agent and the Banks may provide to any Person interested in purchasing such interest, any financial statements or information they shall have in their possession or within their knowledge.

          SECTION 9.12. PARTICIPATION INTERESTS. Agent and the Banks shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrowers, to grant to one or more banks or other financial institutions (each a "Participant") participating interests in Agent's or Banks' rights and obligations hereunder and under the Related Documents. In the event of any such grant by Agent or Banks of a participating interest to a Participant, whether or not upon notice to Borrowers, Agent and Banks shall remain responsible for the performance of their obligations hereunder and Borrowers shall continue to deal solely and directly with Agent in connection with Agent's and Banks' rights and obligations hereunder. Agent and Banks may furnish any information concerning Borrowers in their possession from time to time to prospective Assignees and Participants provided that Agent and Banks shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

          SECTION 9.13. PLEDGE BY AGENT AND BANKS. Agent and Banks may at any time pledge all or any portion of their rights under this Agreement, the Letter of Credit or the Related Documents including any portion thereof to any of the twelve (12) Federal Reserve Agents organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Agent or Banks from its obligations under this Agreement, the Letter of Credit or the Related Documents.

          SECTION 9.14. RELATED DOCUMENTS. If there is any conflict between the terms, covenants and conditions of this Agreement and the Related Documents, the terms, covenants and conditions of this Agreement shall control.

          SECTION 9.15. ASSIGNMENT OR SALE OF RIGHTS OF AGENT AND BANKS. Agent and Banks shall have the unrestricted right at any time or from time to time, and without Borrowers' consent, to assign all or any portion of their rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and each Borrower agrees that it shall execute such documents, including without limitation, amendments to this Agreement and to any other documents and agreements executed in connection herewith as Agent and Banks shall deem necessary to effect the foregoing. In addition, at the request of Agent, Banks, and any such Assignee, Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Agent or Banks have retained any of their rights and obligations hereunder following such assignment, to Agent or Banks, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Agent and Banks prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Agent and Banks after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Agent and Banks in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Agent and Banks and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Agent or Banks, as the case may be, hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Agent and/or Banks pursuant to the assignment documentation between Agent, Banks and such Assignee, and Agent and/or Banks, as applicable, shall be released from their obligations hereunder and thereunder to a corresponding extent.

          SECTION 9.16. CAPTIONS. Captions in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 9.17. GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Rhode Island.

          SECTION 9.18. INTENTION NOT TO VIOLATE USURY LAWS. All agreements between Borrowers and Agent are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced by this Agreement or the Letter of Credit or otherwise, shall the amount paid or agreed to be paid to Agent for the use or forbearance of the indebtedness evidenced by this Agreement or the Letter of Credit exceed the maximum permissible under the law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event that there is a change in law which results in a higher permissible rate of interest, then this Agreement shall be governed by such law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrowers and Agent in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the internal laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of this Agreement or the Related Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Agent should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by this Agreement or the Letter of Credit and not to the payment of interest. This provision shall control every other provision of all agreements between Borrowers and Agent.

          SECTION 9.19. CONSTRUCTION. Borrowers acknowledge that Agent has been requested to act hereunder as agent for any financial institutions which are or become Banks pursuant to the terms of the Credit Agreement, and that Agent, to the extent it may so act hereunder, shall exercise all of the rights and remedies hereunder on behalf of, and as agent for the benefit of, any such Banks, and each of them. The rights, powers, and obligations of Agent are more particularly described in the Credit Agreement and are hereby incorporated herein by reference and made a part hereof as if fully set forth herein. Each reference herein to Agent shall be deemed to include its successors and assigns, and each reference to Borrower or Borrowers and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural as the context may require and shall be deemed to include the successors and assigns of each Borrower, all of whom shall be bound by the provisions hereof. Unless otherwise indicated the term "Borrowers" as used herein shall if this instrument is signed by more than one party, mean "Borrowers and each of them" and "Borrowers or any one of them", as the context permits, and each and every undertaking shall be their joint and several undertaking.

          SECTION 9.20. WAIVER OF JURY TRIAL; SERVICE OF PROCESS. IN THE EVENT THAT AGENT BRINGS ANY ACTION OR PROCEEDING IN CONNECTION HEREWITH IN ANY COURT OF RECORD OF THE STATE OF RHODE ISLAND OR THE UNITED STATES IN SUCH STATE, EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO AND CONFERS PERSONAL JURISDICTION OF SUCH COURT OVER SUCH BORROWER BY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE UPON SUCH BORROWER BY MAILING A COPY OF SUCH SUMMONS, COMPLAINT OR OTHER PROCESS BY UNITED STATES CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS DESIGNATED ABOVE. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. BORROWERS AND AGENT EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR THE RELATED DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND AGENT, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWERS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER (A) CERTIFIES THAT NO
REPRESENTATIVE OR ATTORNEY OF AGENT OR BANKS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT THE AGENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

          IN WITNESS WHEREOF, the parties have by their duly authorized representatives executed this Agreement as of the day and year first above written.

                                    BACOU USA, INC.



                                    By:/s/ Philip B. Barr
-------------------------------        -----------------------------------------
                                           Philip B. Barr
                                           President and Chief Executive Officer


                                    SCHAS INDUSTRIES, LLC



                                    By:/s/ Philip B. Barr
-------------------------------        -----------------------------------------
                                           Philip B. Barr
                                           Chairman and Chief Executive Officer


                                    FLEET NATIONAL BANK, as Agent



                                    By:/s/ Gary A. Pirri
-------------------------------        -----------------------------------------
                                           Gary A. Pirri
                                           Senior Vice President